HQHealthQuest Medical & Wellness Centers, Ltd.

BYLAWS

ARTICLE ONE

OFFICES

Section 1.                                Registered Office.  The registered office of HQHealthQuest Medical & Wellness Centers, Ltd., an Oklahoma corporation, (the “Corporation”) in the State of Oklahoma shall be at 15 W. 6th Street, Suite 2700, Tulsa, Oklahoma 74119 and the registered agent in charge thereof shall be John M. O’Connor.

Section 2.                                Other Offices.  The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Oklahoma, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO

STOCKHOLDERS’ MEETINGS

Section 1.                                Place of Meetings.  All meetings of the stockholders shall be at such time and place, in or outside of Oklahoma, as may be fixed from time to time by the Board of Directors, as designated from time to time by the Board of Directors in the notice of the meeting.  Notice of any meeting of the stockholders may be waived by a stockholder or proxy for a stockholder before or after a meeting.  Any objection to a meeting based on the adequacy of a notice shall be waived by participation in the meeting.

Section 2.                                Annual Meetings.  Annual meetings of stockholders, commencing with the year 2004, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.                                Notice of Annual Meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

Section 4.                                Stockholders List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each annual meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place where the meeting is to be held, or at the principal offices of the Corporation, as determined by the Chairman of the board of directors.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.                                Special Meetings.   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman of the board and shall be called by the chairman of the board, CEO, president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.                                Notice of Special Meetings.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.                                Business at Special Meetings.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.                                Quorum.  The holders of at least a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.                                Required Vote.  When a quorum is present at any meeting, the vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express mandatory provision of the Oklahoma General Corporation Act, a provision of the Certificate of Incorporation, or a provision of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.                                Voting; Proxies.  Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11.                                Consent in Lieu of Meeting.  Any action which is required or is permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail return receipt requested.

Section 12.                                Telephone Meetings.  The stockholders of the Corporation, or any of them, may participate in a meeting of stockholders of the Corporation utilizing conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

ARTICLE THREE

BOARD OF DIRECTORS

Section 1.                                Management of the Corporation.  The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.  The directors shall be elected by the stockholders at the annual meeting or a special meeting of the stockholders and shall serve until the latter of the next annual meeting of the stockholders or the election of their successors.

Section 2.                                Number and Qualifications.  The Board of Directors shall initially consist of four directors.  The number of directors may be changed by resolution adopted by the stockholders or by the directors from time to time; provided, however, that the Board shall not be less than three nor more than fifteen and no decrease in the number of directors constituting the Board shall have the effect of shortening the term of any incumbent director.  The directors need not be stockholders or residents of the State of Oklahoma.

Section 3.                                Vacancies.  Subject to any agreement then-binding on the Corporation or its stockholders, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the later of the next annual meeting of stockholders or the election and qualification of their successors, unless sooner displaced.  If there are no directors in office then an election of directors may be held by the stockholders.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), each stockholder holding at least twenty-five percent of the total number of the shares at the time outstanding having the right to vote for such directors shall participate in the vote to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4.                                Place of Meetings.  The Board of Directors of the Corporation may hold annual, regular and special meetings in or outside of the State of Oklahoma.

Section 5.                                Initial Board Meetings.  The initial meeting of each newly elected Board of Directors shall be held immediately following and at the same place as the initial meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.                                Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.                                Special Meetings.  Special meetings of the Board of Directors may be called by the chairman of the Board on twenty-four (24) hour notice to each director, either personally or by mail, email, facsimile or telegram; special meetings shall be called by the chairman of the board, president or secretary in like manner and on like notice on the written request of any director.

Section 8.                                Quorum of and Action by Directors.  At all meetings of the Board of Directors at least a majority of the directors shall constitute a quorum for the transaction of business and the act of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by determination of the stockholders, the Oklahoma General Corporation Act, the Certificate of Incorporation or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.                                Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10.                                Telephone Meetings.  One or more of the members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee utilizing conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 11.                                Committees.  The Board of Directors may, by resolution passed by the affirmative vote of at least a majority of the number of directors fixed by these Bylaws, designate or dissolve one or more committees, each committee to consist of two or more of the directors of the Corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in a director resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if there shall be one, to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names, and shall follow such rules,  as may be determined from time to time by resolution adopted by the Board of Directors.

Section 12.                                Committee Meetings.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13.                                Directors’ Compensation.  Subject to the provisions of Article Five hereof, the Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which may be paid to its members for their services as directors and to the members of the governing board of any Subsidiary(ies) for their services as such and, subject to Board approval, said directors shall be entitled to be reimbursed by the Corporation for all reasonable out-of-pocket expenses incurred by such member in connection with such services.  Subject to the provisions of Article Five hereof, the Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation or any of its Subsidiaries not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time.  Nothing herein contained shall be construed to preclude any director from serving the Corporation or any of its Subsidiaries in any other capacity and receiving compensation therefor.

ARTICLE FOUR

EXECUTIVE COMMITTEE

Section 1.  Executive Committee.  The Board may appoint an executive committee of the Corporation comprised of the Corporation’s president, vice-president(s), treasurer, secretary and such other persons as the board of directors shall designate.

Section 2.  Duties; Powers.  Subject to such limitations as may from time to time be set by the board of directors, the executive committee shall oversee the day-to-day operations of the Corporation.  The executive committee shall have the authority to authorize and direct the president (or a vice-president in the president’s absence) to execute such contracts and to incur such indebtedness and obligations on behalf of the Corporation as it deems reasonable and advantageous in the furtherance of the mission and business of the Corporation.  The executive committee shall have and may exercise such additional powers in the business and affairs of the Corporation as the board of directors shall designate, and may authorize the seal of the Corporation, if there is one, to be affixed to all papers which may require the seal.  The executive committee shall have the authority to establish and empower such subcommittees as it shall deem reasonable and necessary in the accomplishment of its duties.  No authority shall be delegated to the executive committee in violation of any law, regulation or contract of the Corporation.  The executive committee shall not have the power or authority to approve, adopt or recommend to the shareholders any action or matter expressly required by the Oklahoma General Corporation Act to be submitted to shareholders for approval or to adopt, amend, or repeal any bylaw of the Corporation.

Section 3.  Operations. The president shall serve as chairman of the executive committee.  The secretary shall supervise keeping of a record of the meetings and actions of the executive committee.  The members of the executive committee may adopt and from time to time amend rules and regulations for the conduct of their meetings.

Section 4. Meetings.  All meetings of the executive committee shall be open to all directors, unless the interests of the Corporation in respect to personnel matters or litigation or threatened litigation requires an executive session, as determined in the sole discretion of the executive committee.  The executive committee shall keep minutes of its meetings and all actions taken and shall send the agenda and minutes of each regular and special meeting to the  directors.

Section 5.  Place of Meetings.   Executive committee meetings may be held at such places, within or without the State of Oklahoma, as stated in these bylaws or as the committee may from time to time determine or as may be specified in the call of any meetings.

Section 6.  Regular Meetings.  Regular meetings of the executive committee may be held without call or notice monthly at such place and at such time as shall be fixed by resolution of the executive committee, but in the absence of such resolution shall be held upon call by the president or a majority of the directors.  The regular meeting schedule shall be sent to the directors when it is established, but the schedule may be amended in the discretion of the president without notice.

Section 7.  Special Meetings.  Special meetings of the executive committee may be called by the president, by a majority of the directors, or by the holders of a majority of the shares of the Corporation.  Notice of special meetings shall be given to each director at least two (2) days before the meeting.  Such notice shall set forth the time and place of such meeting and state the purposes of the meeting.  At such meetings, the only business which may be transacted is that which relates to the purposes set forth in the notice.

By taking office as a member of the executive committee, each member thereby consents to the electronic transmission of any notice required or permitted by these bylaws, the certificate of incorporation or the Oklahoma General Corporation Act.  Such consent is subject to revocation by the member by written notice to the Corporation, and shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the executive committee in accordance with these Bylaws and the inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat the inability as a revocation shall not invalidate any meeting or other action.

Notices are deemed to have been given if:  by mail, when deposited in the United States mail addressed to the member at the address for such member as it appears on the records of the Corporation, with postage thereon prepaid; by facsimile telecommunication, visual mail, e-mail or other electronic transmission, when directed to the number or address for such member as it appears on the records of the Corporation; or by messenger at the time of delivery.  Notices by mail, facsimile, visual mail, e-mail or other electronic transmission or messenger shall be sent to each member at the address designated by such person for that purpose, or, if none has been so designated, then the member hereby designates such person’s last known telecommunications numbers or addresses, the member’s residence or business address on the records of the Corporation for such notices.

Notice of a special meeting of the executive committee need not be given to any committee member who submits a waiver of notice signed before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to any member.

Section 8.  Adjournment of Meetings A majority of the committee members present at any meeting may adjourn the meeting from time to time without notice other than announcement at the meeting.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any committee members.

Section 9.  Quorum.  Unless a greater proportion is required by the resolution of the board or these Bylaws, a majority of the members of the executive committee shall constitute a quorum for the transaction of business. If at any meeting a quorum is not present, a majority of the members of the committee present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present.  The act of a majority of committee members present in person at a meeting at which a quorum is present or was present when the meeting was organized shall be the act of the committee.

Section 10.  Presence at Meeting.  Members of the executive committee, or of any subcommittee thereof, may participate in a meeting of such committee by means of conference telephone, video or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other, and such participation shall be deemed presence in person at such meeting.

Section 11.  Voting.  All issues properly before the executive committee shall be decided by a majority of the votes of the executive committee.

Section 12.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the executive committee, or of any subcommittee thereof, may be taken without a meeting if all members of the committee consent in writing or by electronic transmission that the action may be taken, and such consent is filed with the minutes of the proceedings of the committee.

Section 13.  Term, Removal and Vacancies.  Except as otherwise set forth herein, the term of each member of the executive committee shall be one year or until the successor is elected.  Any committee member may be removed at any time by the board whenever in its judgment the best interests of the Corporation would be served thereby.  A vacancy on the committee shall be filled by the board of directors.

Section 14.  Compensation.  The board of directors of the Corporation may fix fees or compensation for service on the executive committee and may authorize the reimbursement of expenses incurred in the performance by the executive committee of its duties.  No such payment shall preclude any members from serving the Corporation in any other capacity and receiving compensation for such service.

Section 15. Resignation.  Any member of the executive committee may resign at any time by giving written notice to the president or to the secretary of the Corporation.  Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE FIVE

NOTICES

Section 1.                                Manner of Giving Notice.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given three days after the time when the same shall be deposited in the United States mail.  Notice to directors or stockholders may also be given by email, facsimile or prepaid telegram and such notice shall be deemed to be given upon transmission, which may be proven by submission of proof that the notice was sent to the applicable address on the records of the Corporation.

Section 2.                                Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE SIX

OFFICERS, EMPLOYEES AND AGENTS;
POWERS AND DUTIES

Section 1.                                Elected Officers.  The elected officers of the Corporation shall be a  President, one or more Vice Presidents as may be determined from time to time by the Board (and in case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary and a Treasurer and may also include a Chairman of the Board,.  None of the elected officers, with the exception of the Chairman of the Board, need be a member of the Board of Directors.

Section 2.                                Election.  So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

Section 3.                                Appointive Officers.  The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board.

Section 4.                                Two or More Offices.  Any two or more offices may be held by the same person.

Section 5.                                Compensation.  The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors.  Subject to Article Five above, the Board of Directors may from time to time delegate to the President the authority to fix the compensation of certain of the employees of the Corporation.

Section 6.                                Term of Office; Removal; Filling of Vacancies.  Each elected officer of the Corporation shall hold office until his successor is chosen and qualified or until the officer’s earlier death, resignation, retirement, disqualification or removal from office.  Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment.  Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 7.                                Chairman of the Board.  The Chairman of the Board, if one is elected, shall preside when present at meetings of the stockholders and of the Board of Directors and shall advise and counsel the CEO and President and the other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

Section 8.                                President.  The President, subject to the control and direction of the Board of Directors, shall be the chief executive officer of the Corporation, shall in general supervise and control all of the business and affairs of the Corporation and shall perform all duties and exercise all powers usually appertaining to the office of the chief executive officer, subject to the provisions of applicable law and these Bylaws.  The President may sign any contracts or other instruments which the Board of Directors or the executive committee has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed.  The President shall chair the Board of Directors, in the event of the absence of the Board Chair or if there is no such officer, and the executive committee.

Section 9.                                Vice Presidents.  Each Vice President shall generally assist the President  and subject to the provisions of these Bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the President or the Board of Directors.  The Vice-President, in the absence of the President: shall be the chief executive officer of the Corporation, and, subject to the control and direction of the Board of Directors and the President, shall in general supervise and control all of the business and affairs of the Corporation and perform all duties and exercise all powers usually appertaining to the office of President, subject to the provisions of applicable law and these Bylaws;  and may sign any contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed.

Section 10.                                Secretary.  The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof and at all meetings of the executive committee.  The Secretary shall (a) have charge of the corporate seal, if there shall be one, and have authority to attest any and all instruments or writings to which the same may be affixed; (b) keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable; and (c) have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a corporation.  In the event of the absence or disability of the Secretary, his or her duties shall be performed and his or her powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the executive committee or the Board of Directors.

Section 11.                                Assistant Secretaries.  Each Assistant Secretary shall generally assist the Secretary and subject to the provisions of these Bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the Secretary, the President, the executive committee or the Board of Directors.

Section 12.                                Treasurer.  The Treasurer shall be the chief accounting and financial officer of the Corporation and subject to the provisions of these Bylaws, shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation.  The Treasurer shall audit or cause to be audited all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation.  Subject to the provisions of these Bylaws, the Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the executive committee or the Board of Directors shall from time to time direct or as shall be selected in accordance with procedures established by the executive committee or the Board of Directors; shall advise upon all terms of credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation.  The Treasurer shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation.  The Treasurer shall generally perform all duties usually appertaining to the office of treasurer of a corporation.  In the event of the absence or disability of the Treasurer, his or her duties shall be performed and his or her powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the executive committee or the Board of Directors.

Section 13.                                Assistant Treasurers.  Each Assistant Treasurer shall generally assist the Treasurer and subject to the provisions of these Bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the Treasurer, the President, the executive committee or the Board of Directors.

Section 14.                                Additional Powers and Duties.  In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificate of Incorporation or these Bylaws, or as the executive committee or the Board of Directors may from time to time determine or subject to the provisions of these Bylaws, as may be assigned to them by any competent superior officer.

ARTICLE SEVEN

SHARES AND TRANSFERS OF SHARES

Section 1.                                Share Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.                                Signatures.  Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.                                Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.                                Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.                                Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.                                Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Oklahoma.

ARTICLE EIGHT

INDEMNIFICATION OF DIRECTORS, OFFICERS,
 EMPLOYEES AND AGENTS

Section 1.                                Third Party Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including without limitation attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.                                Derivative Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including without limitation attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the District Court of Oklahoma or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the District Court of Oklahoma or such other court shall deem proper.

Section 3.                                Determination of Indemnification.  Any indemnification under Section 1 or 2 of this Article Eight (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article Eight.  Such determination shall be made (i) by unanimous vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 4.                                Right to Indemnification.  Notwithstanding the other provisions of this Article Eight, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article Eight, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including without limitation attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 5.                                Advancement of Expenses.  The Corporation shall pay the expenses (including without limitation attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, provided, however, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article Eight or otherwise.

Section 6.                                Indemnification and Advancement of Expenses Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to the other Sections of this Article Eight shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.  All rights to indemnification under this Article Eight shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who served in such capacity at any time while these Bylaws and other relevant provisions of the Oklahoma General Corporation Law and other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

Section 7.                                Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the applicable provisions of the Oklahoma General Corporation Law.

Section 8.                                Definitions of Certain Terms.  For purposes of this Article Eight, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including without limitation any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eight with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article Eight, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article Eight.

Section 9.                                Continuation and Successors.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eight shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE NINE

MISCELLANEOUS

Section 1.                                Interested Directors and Officers: Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes the contract or transaction.

Section 2.                                Dividends.    Dividends upon the capital stock of the Corporation, subject to the provisions, if any,  of the Certificate of Incorporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 3.                                Reserves.   Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4.                                Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.                                Seal.  The seal of the Corporation, if there shall be one, shall be in such form as may be adopted and approved from time to time by the Board of Directors.  The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

Section 6.                                Loans and Guaranties.  The Corporation may lend money to, guaranty obligations of and otherwise assist its directors, officers and employees if the Board of Directors determines that such a loan, guaranty or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.

ARTICLE TEN

AMENDMENTS

The provisions of these Bylaws set forth in this Article Ten may be amended or repealed, or new Bylaws which replace such provisions may be adopted, only by the affirmative vote of holders of at least a majority of the shares represented at any annual or other meeting of the stockholders called for that purpose and at which a quorum exists, or by written consent of the stockholders.  Any provision of these Bylaws not described in the preceding sentence may be amended or repealed, or new Bylaws which replace such provisions may be adopted, by the affirmative vote of a majority of the number of directors then comprising the Board of Directors or by unanimous written consent of all the directors, unless (a) by statute or the Certificate of Incorporation the power is reserved exclusively to the stockholders in whole or in part, or (b) the stockholders in amending, repealing or adopting a particular Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw.

Approved by the Board of Directors as of November 8     , 2004.

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Stephen H. M. Swift, President

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John M. O’Connor, Secretary